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Allied Capital Lending Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
June 30, 1995

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                                                   For the Three Months Ended       For the Six Months Ended
                                                            June 30,                        June 30,
                                                   --------------------------      --------------------------
                                                      1995            1994            1995            1994
                                                   ----------      ----------      ----------      ----------
Primary Earnings Per Common Share:

Net Increase in Net Assets Resulting
   from Operations  . . . . . . . . . . . . . . .  $1,248,000      $1,228,000      $2,593,000      $2,084,000
                                                   ==========      ==========      ==========      ==========

Weighted average number of
   shares outstanding . . . . . . . . . . . . . .   4,370,385       4,368,420       4,370,385       4,368,420

Dividend reinvestment plan common shares issued .       6,949           6,949           6,949           6,949

Weighted average number of
   shares issuable on exercise
   of outstanding stock options . . . . . . . . .          --              --              --              --
                                                   ----------       ---------      ----------      ----------

Weighted average number of shares and
   share equivalents outstanding  . . . . . . . .   4,377,334        4,375,369      4,377,334       4,375,369
                                                   ==========       ==========     ==========      ==========

Earnings per Share  . . . . . . . . . . . . . . .  $     0.29       $     0.28     $     0.59      $     0.48
                                                   ==========       ==========     ==========      ==========


Fully Diluted Earnings Per Common Share:

   Net Increase in Net Assets Resulting
      from Operations . . . . . . . . . . . . . .  $1,248,000       $1,228,000     $2,593,000      $2,084,000
                                                   ==========       ==========     ==========      ==========

   Weighted average number of
      shares and share equivalents
      outstanding as computed for
      primary earnings per share  . . . . . . . .   4,377,334        4,375,369      4,377,334       4,375,369

   Weighted average of additional
      shares issuable on exercise
      of outstanding stock options  . . . . . . .          --               --             --              --
                                                   ----------       ----------     ----------      ----------

   Weighted average of shares and
      share equivalents outstanding,
      as adjusted . . . . . . . . . . . . . . . .   4,377,334        4,375,369      4,377,334       4,375,369
                                                   ==========       ==========     ==========      ==========

   Earnings per Share . . . . . . . . . . . . . .  $     0.29       $     0.28     $     0.59      $     0.48
                                                   ==========       ==========     ==========      ==========
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